Exhibit 5.1

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

Our reference: 25247.50102/80444458v2

July 29, 2016

Registration Statement on Form F-3 – Exhibit 5.1 Opinion

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission on the date hereof (together with any amendments, including any post-effective amendments, the “Registration Statement”), and a prospectus included therein (the “Prospectus”) for the registration of the resale, from time to time, by certain purchasers of up to 21,978,022 common units representing limited partnership interests in the Partnership (the “Resale Units”) which were issued pursuant to a Common Unit Purchase Agreement entered into by the Partnership and the Purchasers on Schedule A thereto dated June 16, 2016 (the “Purchase Agreement”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of all such documents, including (i) the Registration Statement, (ii) the Prospectus, (iii) the certificate of limited partnership and Fifth Amended and Restated Limited Partnership of the Partnership, each as amended to date, (iv) resolutions adopted by the Board of Directors of the general partner of the Partnership, (v) the Purchase Agreement, and (vi) such other records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Partnership as we have deemed relevant and necessary.

Watson Farley & Williams LLP 250 West 55th Street New York New York 10019 T +1 212 922 2200 F +1 212 922 1512 wfw.com

Watson Farley & Williams LLP is a limited liability partnership that (or a WFW Affiliated Entity) has an office in each of the cities listed above.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates or comparable documents. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Resale Units were validly issued, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the Partnership Agreement).

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP